Exhibit 10.1

LEASE CONTRACT

Contract No.:

This Lease Contract (hereinafter referred to as this “Contract”) is executed in Hangzhou, the People’s Republic of China (the “PRC”) by and between

Landlord (“Party A”):	Zhejiang Zhongnan Construction Group Co., Ltd

Address:	245 Binkang Road, Changhe Street, Binjiang Zone, Hangzhou, P.R.C. China.

Business License No.:

Tenant (“Party B”):	UTStarcom Telecom Co., Ltd.

Address:	368 Liuhe Road, Hi Tech Industrial Development Zone (Binjiang), Hangzhou 310053, P.R.China

Business License No.:

Pursuant to The Contract Law of the PRC, the Law on Urban Real Estate Administration of the PRC, Administrative Measures on Lease of Urban Real Estate promulgated by the Ministry of Construction of the PRC, The Regulations on Lease of Real Estate in Zhejiang Province and The Administrative Rules for Lease of Real Estate in Hangzhou, on the basis of equality, free-will, fairness and good faith, through consultation, and pursuant to the principle of the Property Transfer and Leaseback Agreement entered by the parties on December 19, 2009 (hereinafter called the “Property Transfer and Leaseback Agreement”), Party A and Party B hereby enter into this Contract on the subject matter of leasing back the Property (as defined below) by Party B from Party A as follows:

1.                                       Legal Status of Parties and Certificates

1.1                                  Party A is a PRC legal entity approved by the PRC government and has the legal person status under the PRC law.

1.2                                  Party B is a PRC legal entity approved by the PRC government and has the legal person status under the PRC law.

1.3                                  As appendices, the copies of the business licenses of both Party A and Party B are deemed part of this Contract.

2.                                       Acknowledgements and Warranties

2.1                                  Except as otherwise stipulated in this Contract, both Party A and Party B acknowledge and warrant that:

(1)                                 Both parties have the necessary power, capacity, authorization and ability for the execution and performance of this Contract; they are fully aware of and fully understand their respective rights, obligations and liabilities hereunder and they are willing to exercise or perform the foregoing rights, obligations and liabilities in strict compliance with the provisions of this Contract, and either Party is entitled to claim damages against the other Party if the other Party breaches this Contract.

(2)                                 Both parties’ internal approval and authorization formalities required for execution hereof have been completed.

(3)                                 there are no contracts signed with a third party or any other binding documents or any other matters, whatsoever, that will preclude the execution and performance of this Contract.

3.                                      Size of Property

3.1                                 The property leased by Party A to Party B is located at 368 Liu He Road, Bin Jiang District, Hangzhou, PRC (hereinafter called the “Property”). The estimated aboveground construction area leased is 71,027sqm. The underground parking area leased is 12,000sqm. The designated use of the land is non-residential. The building structure has a mixed steel and concrete structure. The detailed leased units and areas are listed in Appendix 1.

4.                                       Purpose of Lease

4.1                                 Party B undertakes to lease the Property for conducting activities within the approved scope stipulated in its business license and to comply with the relevant national and local laws and regulations in respect of property utilization as well as the policy preferences of the Development Zone (Binjiang) with regards to the industry development, environment protection and property management.

4.2                                 Party B warrants not to change the purpose of lease specified in Section 4.1 during the Term (defined in Section 5.1) without Party A’s written consent and approval by the relevant administrative authorities.

5.                                       Handover Date and Lease Term

5.1                                 Both parties agree that the lease commencement date shall be the completion date of the Property handover as defined in the Property Transfer and Leaseback Agreement.  Under no circumstances should the Lease Term start prior to the

Property ownership title transfer being completed (“Lease Commencement Date”) and the term for the Property lease shall be 6 years (the “Term”).

Party B shall be responsible for paying the property management fee and air-conditioning fee starting on the Lease Commencement Date.

6.                                        Rent, Method and Time of Payment

6.1                                 For the sole purpose of calculating the rent, the property management fee and the air-conditioning fee, the Term shall be divided into three phases and each phase shall include two years. The amount of the rent, the property management fee and the air-conditioning fee for each phase of the Term are as follows:

(1)                                 Phase 1 rent: the first and second leasing years after the Lease Commencement Date, 71,027 sqm GFA aboveground of the lease area, the unit rent is RMB 2.5 per sqm per day (based on 365 days), the property management fee is RMB 6.5 per sqm per month, and the air-conditioning fee is RMB 4 per sqm per month. On the 12,000sqm GFA underground of the leaseback area, the unit rent is RMB 25 per sqm per month.

(2)                                 Phase 2 rent: the third and fourth leasing years after the Lease Commencement Date, 71,027 sqm GFA aboveground of the leaseback area, the unit rent is RMB 3 per sqm per day (based on 365 days), the property management fee is RMB 6.5 per sqm per month, and the air-conditioning fee is RMB 4 per sqm per month. On the 12,000sqm GFA underground of the leaseback area, the unit rent is RMB 25 per sqm per month.

(3)                                 Phase 3 rent: the fifth and sixth leasing years after the Lease Commencement Date, 71,027 sqm GFA aboveground of the leaseback area, the unit rent is RMB 3.2 per sqm per day (based on 365 days), the property management fee is RMB 6.5 per sqm per month, and the air-conditioning fee is RMB 4 per sqm per month. On the 12,000sqm GFA underground of the leaseback area, the unit rent is RMB 25 per sqm per month, the property management fee is RMB 6.5 per sqm per month, and the air-conditioning fee is RMB 4 per sqm per month.

Subject to the other terms under this Contract, the rent, the property management fee, and the air-conditioning fee of the leased area (83,027 sqm in total including aboveground and underground space) will be calculated according to the above provisions.  Please refer to Appendix 2 “Payment Schedule” for details regarding the payment.  If the Lease Commencement date occurs after March 15, 2010, the Payment Schedule shall be adjusted accordingly.

6.2                                 During the phase 1 of the Term, or the first two years of the Term, if Party B requires additional parking space as a result of the leaseback, Party B will pay RMB 300 per month per parking space for the underground parking or RMB 100 per parking space per month for the aboveground parking. The above term will be negotiated during phases 2 and 3 of the Term.

6.3                                 The rent of the Property shall be paid in advance; and the payment should be paid every three months (quarterly) and 20 days in advance (except as otherwise provided in the Contract); the monthly rent is calculated on calendar days. The first rental payment, in an amount as noted on the Payment Schedule shall be paid to Party A within three days after the real estate title of the Property has been transferred from Party B to Party A. Party A shall provide a tax receipt for the corresponding amount and content to Party B simultaneously upon receiving each rental payment.  If the last due date of each installment is Saturday, Sunday or any other statutory holidays, the immediately subsequent working day shall be the last due date.

6.4                                 On the same day as the first rent payment, Party B shall pay a portion of the aboveground rent, the management fee and the air-conditioning fee and the underground rent, for the last 6 months of the Term to Party A in advance, equivalent to RMB 23,400,000. Party A shall provide a tax receipt for the corresponding amount and content to Party B simultaneously upon receiving such payment.

7.            Deposit, Property Management Fee and Other Fees

7.1                                 Both parties agree that, upon the first rental payment being paid, Party B shall pay a deposit of RMB12,300,000 for leasing the Property on the same date as the first rental payment (“Deposit”). Party A shall provide receipt to Party B simultaneously upon receiving the aforesaid Deposit.

7.2                                 Under the circumstances that Party B leases the Property during the lease term as described in this Contract, Party A shall return the Lease Deposit free of interest within three business days upon expiration of the Lease Term. If this Contract cannot be performed or continually performed or is terminated early due to faults of Party A, Party A shall return the Lease Deposit free of interest within three business days upon the date on which the Contract cannot be performed or continually performed or is terminated early.

7.3                                 During the Term, all relevant fees in respect of electricity for lighting and equipments used by Party B and communications fee for the area leased by Party B  (excluding utilities fees for the heating and air-conditioning systems) shall be paid by Party B.

7.4                                 The property management fee is RMB 6.50 per square meters per month on aboveground construction area of 71,027 sqm. The air-conditioning fee is RMB 4 per square meter per month on aboveground construction area of 71,027 sqm.

8.            Requirements on Use of Property and Maintenance Obligations

8.1                                 During the Term, if Party B finds any damages to the Property or affiliated facilities due to natural causes, Party B shall immediately notify Party A to repair such damages. Party B shall actively assist and cooperate in Party A’s repair of such damages.

8.2                                 During the Term, Party B shall reasonably use and protect the Property and the affiliated facilities; Party B shall be responsible for those damages caused by the negligence or willful misconduct of its personnel or invitees.

8.3                                 Except for the decorations and facilities originally provided in the Property, Party B may only make additional decorations or install other facilities affixed to the Property after obtaining Party A’s prior written consent and upon completion of relevant formalities with property management department and if required by any regulations, the approval from relevant government authorities in advance.

8.4                                 Upon the termination and release hereof, Party B shall return the Property.  After Party A’s inspection and acceptance of the Property, Party B may complete other formalities in respect of returning the Property.

9.            Condition of Property on Return

9.1                                 Except as agreed by the parties to renew this Contract and to sign a renewal contract, Party B shall notify Party A one month before the expiration date, and Party B shall return the Property on the day of the expiration of the Term or the day of the release or termination hereof due to any reason; if Party B delays the return of the Property or any part of the Property without Party A’s consent, Party B shall pay an amount equal to two times of the daily rental for such part for each day of delay as a charge for occupying the Property or any part of it.  If Party B delays return of the Property for more than fifteen days, Party A will have the right to enter into and take over the Property and Party B will be responsible for the related cleaning cost.

9.2                                 Party B shall return the Property on normal working conditions.  Upon return, the Property shall be inspected and accepted by Party A and both parties shall settle the relevant fees to be borne by each party, respectively.

10.          Sublease and Assignment

10.1                           During the Term, Party B has the right to decide to sublease total or part of the Property but the sublease contracts shall be kept on record with Party A.

10.2                           Party A and Party B hereby expressly agree that, after this Contract comes into effect, Party A shall be entitled in its own discretion to sell and mortgage the Property, and to reach any contract in its own discretion to dispose the Property by transferring, by sale or by any other means, to which Party B acknowledges and agrees. Party B hereby expressly irrevocably, without any condition, waives its right of first refusal to purchase the Property, in respect of Party A’s disposing the Property by sale, mortgage or any other means.

11.          Insurance

11.1                           During the Term, Party A shall purchase insurance with respect to the Property and Party B shall purchase insurance with respect to its own assets placed within the Property.

11.2                           In the event that there is a shortfall after the insurance company satisfied a claim on an accident caused by Party A or Party B, the responsible party for the accident shall compensate the shortfall to the extent that Party A has maintained adequate insurance for the property, and after all proceeds have been received and spent on the Property.

12.          Confidential Obligations

12.1                           Each party of this Contract shall bear the confidential obligations concerning the other party’s business information obtaining through negotiation and performance of this Contract, including but not limited to, the technical secrets and operation structures, except for information already lawfully published by third parties or authorized to be disclosed by the other party by writing in advance. Either party shall not duplicate, use, disseminate, license the business secrets of the other party to any third party and shall request its employees to observe this provision. The employees of either party shall not try to inappropriately obtain the business secrets of the other party from the employees of the other party or other tenants. The exceptions to the confidentiality obligations of the parties in the Property Transfer and Leaseback Agreement shall also apply to this Contract.

12.2                           A party shall assume the responsibilities to compensate if the party breaches the above obligations and such breach causes damages to the other party or other tenants. Party B shall compensate Party A in full if Party A is liable for damages after being sued due to Party B’s infringement of the rights and benefits of other tenants.

13.                                 Conditions of Early Termination

13.1                           During the Term, should Party B terminate leasing the Property or a portion of the Property, Party B shall notify Party A in writing 6 months in advance.

13.2                           In the case of an early termination of the Contract by Party B during the Term, Party A has the right to keep all the leasing deposit in the amount of RMB12,300,000 plus a penalty of RMB 17,700,000 from Party B to a total of RMB 30,000,000.

13.3                           In addition, Party B shall pay extra compensation to Party A equivalent to 6 month rent calculated based on the then applicable rent under the Contract (hereinafter called the “Additional Compensation”).  Should Party B refuse to lease part of the Property, Party A should pay the respective portion of the leasing deposit, penalty and Additional Compensation as set forth in Section 13.2 above based on the ratio of un-leased space to the leased space.

13.4                         Should Party B reduce the leased space, Party B shall discuss with Party A about the specific leased units.

14.                               Breach Liabilities

14.1                         Should Party B fail to pay the corresponding rental and fees set forth in this Contract, Party B shall pay Party A daily compensation equivalent to 0.05% of the delayed amount. The compensation calculation shall include all the delayed days until the day when it is fully paid.

14.2                         Upon expiration of this Contract, should Party A fail to pay back the Lease Deposit to Party A as stipulated in this Contract, Party A should pay Party B daily compensation equivalent to 0.05% of the delayed amount. The compensation calculation shall include all the delayed days until the day when it is fully paid.

14.3                         Should Party A breach the lease Contract, it shall compensate all losses suffered by Party B as a result of Party A’s breach. Party B is also entitled to request Party A to specifically perform its obligations under this Contract.

15.                               Renewal and Expansion Option

15.1                         Should Party B request renewal after the Lease Term expires, Party B shall notify Party A and both parties will sign an additional lease contract. Party B has a right of first refusal to lease under the same conditions compared with the other lessees.

15.2                         During the Term, if Party B requests to expand the leased space, both parties should sign another leasing contract which shall be deemed part of this Contract.

16.                                Registration

16.1                         After the execution of this Contract, the parties may bring each party’s business licenses, this Contract (or its amendment as appropriate) and the title certificate of the Property, etc. and copies of the same and go to the local real estate administration to make the lease filing.

17.                                  Miscellaneous

17.1                         This Contract is signed as a supplemental agreement by and between Party A and Party B pursuant to Section 11 of the Property Transfer and Leaseback Agreement.

17.2                         Any mortgage to be imposed on the Property by Party A during the Term shall be notified to Party B in writing one month in advance.

17.3                         During the Term and any renewal term thereof, Party A shall install the name plate of Party B on the common tenancy board located in the lobby of the Property building.

17.4                         If any Party hereto is prevented from performing any provisions hereof due to war (regardless of such war has been declared or not), earthquakes, typhoons, floods and fire, etc. (collectively, the “Force Majeure”), the affected Party shall immediately notify the other Party in writing and within fifteen (15) days provide the other Party with the detailed information of such Force Majeure, reasons for not performing or delay in performance of this Contract, and effective supporting materials and documents. Party B shall have the right to terminate the Contract if it is not able to use the Property or the major part of the Property for more than 30 days due to an event of Force Majeure.

Party A and Party B may consult and determine to terminate, release in part or delay the performance of this Contract in light of the impact of the Force Majeure on the performance thereof.

17.5                         This Contract is governed by, and its execution, interpretation and performance, and dispute resolution shall be pursuant to, the PRC laws and regulations, and local regulations and rules.

17.6                         With respect to any and all disputes arising out of or related to this Contract, both parties shall first try to resolve the disputes by friendly negotiations and discussions. Should the disputes be not resolved after 60 days since either party receives the notice that requests a negotiation, either party can submit the dispute to China International Trade Arbitration Committee for arbitration according to the then effective regulations of the arbitration. The location of arbitration shall be in Beijing. The result of arbitration will be the final judgment and binding on both parties.

17.7                         Should there be anything not contained in this Contract, both parties may, through consultation, reach separate written agreements forming an integral part of this Contract, having the same effect herewith.

17.8                         This Contract shall come into effect as of the date on which the respective legal or authorized representatives of both parties sign this Contract and this Contract is affixed with the company chop or contract chop of both parties.

17.9                         This Contract is made in four (4) originals with each Party holding two (2) originals.

Appendix 1: Details of Leased Units and Areas

Appendix 2: Payment Schedule

Signature Page

Party A	Party B
Zhejiang Zhongnan Construction Group Co., Ltd.	UTStarcom Telecom Co., Ltd.

Legal/Authorized Representative:	Legal/ Authorized Representative:

Jianrong Wu	Haibin Dun

Signature:	Signature:
/s/Jianrong Wu	/s/ Haibin Dun

Date: February 1, 2010	Date: February 1, 2010

Bank:	Bank:
Bank Account:	Bank Account